Exhibit 8

ADVANCED SEMICONDUCTOR ENGINEERING, INC.

LIST OF SUBSIDIARIES

A.	ASE Holding Limited, a corporation organized under the laws of Bermuda, and its subsidiaries:

	(1)	ASEP Realty Corporation, a corporation organized under the laws of the Philippines (in the process of being liquidated);

	(2)	ASE Holding Electronics (Philippines) Inc., a corporation organized under the laws of the Philippines (in the process of being liquidated); and

	(3)	ASE Investment (Labuan) Inc., a holding company organized under the laws of Malaysia, and its wholly-owned subsidiary, ASE (Korea) Inc., a corporation organized under the laws of Korea.

B.	ASE Marketing Services Ltd., a corporation organized under the laws of Hong Kong.

C.	ASE Marketing and Service Japan Co., Ltd., a corporation organized under the laws of Japan.

D.	ASE Network Inc., a corporation organized under the laws of the Republic of China.

E.
Omniquest Industrial Limited, a holding company organized under the laws of the British Virgin Islands, and its wholly-owned subsidiary, ASE Corporation, a holding company organized under the laws of the Cayman Islands, and its subsidiaries:

	(1)	ASE Mauritius Inc., a holding company organized under the laws of Mauritius, and its subsidiaries:

(a)
ASE (Shanghai) Inc., a corporation organized under the laws of the People's Republic of China, and its subsidiary, Shanghai Ding Hui Real Estate Development Co., Ltd, a corporation organized under the laws of the People’s Republic of China;

(b) ASE Hi-Tech (Shanghai) Inc., a corporation organized under the laws of the People’s Republic of China; and

(c) ASE (KunShan) Inc., a corporation organized under the laws of the People's Republic of China.

	(2)	ASE Labuan Inc., a holding company organized under the laws of Malaysia, and its subsidiary, ASE Electronics Inc, a corporation organized under the laws of the Republic of China.

F.
Innosource Limited, a holding company organized under the laws of the British Virgin Islands, and its wholly-owned subsidiary, ASE Module (Shanghai) Inc., a corporation organized under the laws of the People's Republic of China.

G.	ASE Technologies, Inc., a corporation organized under the laws of the Republic of China (in the process ofbeing liquidated).

H.	J&R Holding Limited, a holding company organized under the laws of Bermuda, and its subsidiaries:

	(1)	ASE Test Limited, a holding company organized under the laws of Singapore, which has one 99.99%-owned and four wholly-owned subsidiaries:

(a) ASE Test, Inc., a corporation organized under the laws of the Republic of China (99.99%-owned by ASE Test Limited);

(b) ASE Test Holdings, Ltd., a holding company organized under the laws of Cayman Islands and its wholly-owned subsidiary, ISE Labs, Inc., a corporation organized under the laws of the state of California, U.S.A. and its subsidiaries, ASE Singapore Pte Ltd, a corporation organized under the laws of Singapore, ISE Technology, Inc., a corporation organized under the laws of the state of California, U.S.A., and Digital Testing Services Inc., a corporation organized under the laws of the state of California, U.S.A.;

(c) ASE Test Finance Limited, a holding company organized under the laws of Mauritius;

(d) ASE Holdings (Singapore) PTE Ltd., a holding company organized under the laws of Singapore and its wholly-owned subsidiary, ASE Electronics (M) SDN, BHD (Malaysia), Inc., a corporation organized under the laws of Malaysia; and

(e) ASE Investment (Labuan) Inc., a holding company organized under the laws of Malaysia, and its wholly-owned subsidiary, ASE (Korea) Inc., a corporation organized under the laws of the Republic of Korea.

	(2)	J&R Industrial Inc., a corporation organized under the laws of the Republic of China;

	(3)	Grand Innovation Co., Ltd., a holding company organized under the laws of the British Virgin Islands;

	(4)	ASE Japan Co., Ltd., a corporation organized under the laws of Japan;

	(5)	ASE (U.S.) Inc., a corporation organized under the laws of the State of California, U.S.A.;

(6)
Power ASE Technology Holding Limited, a holding company organized under the laws of the Cayman Islands, and its subsidiary, Power ASE Technology Inc., a corporation organized under the laws of the Republic of China;

(7)
Top Master Enterprises Limited, a holding company organized under the laws of the British Virgin Islands, and its wholly-owned subsidiary, Global Advanced Packaging Technology Limited, a holding company organized under the laws of the Cayman Islands, and its subsidiaries:

(a) Global Advanced Packaging Technology (H.K.) Limited, a corporation organized under the laws of Hong Kong; and

(b) Global Advanced Packaging Technology Limited, a corporation incorporated under the laws of the People’s Republic of China.

I.	Advanced Semiconductor Engineering, Inc. has a controlling interest in the following companies:

	(1)	Universal Scientific Industrial Co., Ltd., a corporation organized under the laws of the Republic of China;

	(2)	Hung Ching Development & Construction Co. Ltd., a corporation organized under the laws of the Republic of China;

	(3)	Hung Ching Kwan Co., a corporation organized under the laws of the Republic of China.